Item 77Q1(g)(1)
MUNDER SERIES TRUST
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 9th day of November, 2004, by Munder Series Trust, a Delaware statutory trust
("Trust"), with its principal place of business at 480 Pierce Street,
Birmingham, Michigan 48009, on behalf of the Munder International Equity Fund
("Acquiring Fund"), a separate series of the Trust, and the Munder Emerging
Markets Fund and Munder International Growth Fund (each an "Acquired Fund"), also separate series of the Trust. This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of
Section 368(a)(1) of the United States Internal Revenue Code of 1986, as
amended ("Code").  The reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of each Acquired Fund to the Acquiring Fund in exchange solely for shares of beneficial interest of Class A, Class B, Class C, Class K and Class Y shares of the Acquiring Fund ("Acquiring Fund Shares") corresponding to the classes of outstanding shares of beneficial interest of the Acquired Fund ("Acquired Fund
Shares"), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and (3) the distribution of the Acquiring Fund
Shares to the shareholders of the Acquired Fund in complete liquidation of the
Acquired Fund, as provided herein ("Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, the Acquired Funds and the Acquiring Fund are each a series of the
Trust, a registered investment company classified as a management company of the open-end type, and the Acquired Funds own securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
WHEREAS, the Trustees of the Trust have determined, with respect to the
Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Funds for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Funds by the Acquiring
Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and
WHEREAS, the Trustees of the Trust also have determined, with respect to each
Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring
Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.    TRANSFER OF ASSETS OF THE ACQUIRED FUNDS TO THE ACQUIRING FUND IN
	EXCHANGE FOR THE ACQUIRING FUNDS' SHARES, THE ASSUMPTION OF ALL ACQUIRED
	FUND LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED FUNDS
      1.1. 	Subject to requisite approvals and the other terms and conditions
		herein set forth and on the basis of the representations and
		warranties contained herein, the Acquired Funds each agree to
		sell, assign, convey, transfer and deliver all of the property
		and assets of the Acquired Fund, as set forth in paragraph 1.2,
		to the Acquiring Fund, and the Acquiring Fund agrees in exchange
		therefor: (i) to deliver to each Acquired Fund the number of full
		and fractional Class A, Class B, Class C, Class K and Class Y
		Acquiring Fund Shares determined by dividing the value of the
		Acquired Fund's net assets with respect to each corresponding
		class of Acquired Fund Shares, computed in the manner and as of
		the time and date set forth in paragraph 2.1, by the net asset
		value of one Acquiring Fund Share of the corresponding class,
		computed in the manner and as of the time and date set forth in
		paragraph 2.2; and (ii) to assume all liabilities of each Acquired
		Fund, as set forth in paragraph 1.3.  Such transactions shall
		take place on the date of the closing provided for in
		paragraph 3.1 ("Closing Date").
      1.2. 	The property and assets of the Trust attributable to the Acquired
		Funds to be acquired by the Acquiring Fund shall consist of all
		property and assets, including, without limitation, all rights,
		cash, securities, commodities and futures interests and dividends
		or interests receivable that are owned by the Acquired Funds and
		any deferred or prepaid expenses shown as an asset on the books of
		the Acquired Funds on the Valuation Date as defined in paragraph 2.1
		(collectively, "Assets").  The Acquired Fund will sell, assign,
		convey, transfer and deliver to the Acquiring Fund any rights,
		stock dividends, or other securities received by the Acquired Fund
		after the Closing Date as stock dividends or other distributions
		on or with respect to the property and assets transferred, which
		rights, stock dividends, and other securities shall be deemed
		included in the property and assets transferred to the Acquiring
		Fund at the Closing Date and shall not be separately valued, in
		which case any such distribution that remains unpaid as of the
		Closing Date shall be included in the determination of the value
		of the assets of the Acquired Fund acquired by the Acquiring Fund.
      1.3. 	Each Acquired Fund will make reasonable efforts to discharge all of
		its known liabilities and obligations prior to the Valuation Date.
		The Acquiring Fund shall assume all of the liabilities of the Acquired
		Funds, whether accrued or contingent, known or unknown, existing at
		the Valuation Date (collectively, "Liabilities").  On or as soon as
		practicable prior to the Closing Date, each Acquired Fund will declare
		and pay to its shareholders of record one or more dividends and/or other
		distributions so that it will have distributed substantially all (and in
		no event less than 98%) of its investment company taxable income (computed
		without regard to any deduction for dividends paid) and realized net
		capital gain (after reduction for any available capital loss carryover),
		if any, for the current taxable year through the Closing Date.
      1.4. 	Immediately following the actions contemplated by paragraph 1.1, the
		Trust	shall take such actions necessary to complete the liquidation of
		each Acquired Fund.  To complete the liquidation, the Trust, on behalf of
		each Acquired Fund, shall (a) distribute to the Acquired Fund's
		shareholders of record with respect to each class of its shares as of the
		Closing as defined in paragraph 3.1 ("Acquired Fund Shareholders"), on a
		pro rata basis within that class, the Acquiring Fund Shares of the
		corresponding class received by the Acquired Fund pursuant to paragraph
		1.1 and (b) completely liquidate.  Such distribution and liquidation will
		be accomplished, with respect to each class of each Acquired Fund's shares,
		by the transfer of the Acquiring Fund Shares then credited to the account
		of the Acquired Fund on the books of the Acquiring Fund to open accounts on
		the share records of the Acquiring Fund in the names of the Acquired Fund
		Shareholders.  The aggregate net asset value of Class A, Class B, Class C,
		Class K and Class Y Acquiring Fund Shares to be so credited to Class A,
		Class B, Class C, Class K and Class Y Acquired Fund Shareholders,
		respectively, shall, with respect to each class, be equal to the aggregate
		net asset value of the Acquired Fund Shares of the corresponding class
		owned by Acquired Fund Shareholders on the Closing Date.  All issued and
		outstanding Acquired Fund Shares will simultaneously be canceled on the
		books of the Acquired Fund.  The Acquiring Fund shall not issue
		certificates representing the Class A, Class B, Class C, Class K and Class
		Y Acquiring Fund Shares in connection with either Reorganization.
	1.5. 	Ownership of Acquiring Fund Shares will be shown on the books of the
		Acquiring Fund's Transfer Agent, as defined in paragraph 3.3.
	1.6. 	Any reporting responsibility of the Acquired Funds, including, but not
		limited to, the responsibility for filing regulatory reports, tax returns,
		or other documents with the Securities and Exchange Commission
		("Commission"), any state securities commission, and any Federal, state
		or local tax authorities or any other relevant regulatory authority, is
		and shall remain the responsibility of the Acquired Funds.
2. 	VALUATION
      2.1. 	The value of the Assets shall be the value of such Assets as of the
		close of business of the New York Stock Exchange and after the
		declaration of any dividends on the Closing Date (such time and date
		 being hereinafter called the "Valuation Date"), computed using the
		valuation procedures set forth in the then-current prospectus and
		statement of additional information with respect to the Acquired
		Funds and valuation procedures established by the Trust's Board of
		Trustees.
      2.2. 	The net asset value of a Class A, Class B, Class C, Class K and
		Class Y Acquiring Fund Share shall be the net asset value per share
		computed with respect to that class as of the Valuation Date, using
		the valuation procedures set forth in each Acquiring Fund's
		then-current prospectus and statement of additional information, and
		valuation procedures established by the Trust's Board of Trustees.
      2.3. 	The number of the Class A, Class B, Class C, Class K and Class Y
		Acquiring Fund Shares to be issued (including fractional shares, if
		any) in exchange for each Acquired Fund's Assets shall be determined
		with respect to each such class by dividing the value of the net
		assets with respect to the Class A, Class B, Class C, Class K and
		Class Y Acquired Fund Shares, as the case may be, determined using
		the same valuation procedures referred to in paragraph 2.1, by the
		net asset value of a corresponding Acquiring Fund Share, determined
		in accordance with paragraph 2.2.
      2.4. 	All computations of value shall be made by State Street Bank and
		Trust Company, in its capacity as sub-administrator for the Trust,
		and shall be subject to confirmation by the Trust's administrator.
3. 	CLOSING AND CLOSING DATE
      3.1. 	The Closing Date shall be February 4, 2005.  All acts taking place
		at the closing of the transactions provided for in this Agreement
		("Closing") shall be deemed to take place simultaneously as of the
		close of business on the Closing Date unless otherwise agreed to by
		the parties.  The close of business on the Closing Date shall be as of
		4:00 p.m., Eastern Time.  The Closing shall be held at the offices of
		the Trust.
      3.2. 	The Trust shall direct State Street Bank and Trust Company, as
		custodian for each Acquired Fund ("Custodian"), to deliver to the
		Trust at the Closing a certificate of an authorized officer of the
		Custodian stating that (i) the Assets of the Acquired Fund have been
		delivered in proper form to the Acquiring Fund within two business
		days prior to or on the Closing Date, and (ii) all necessary taxes in
		connection with the delivery of the Assets, including all applicable
		Federal and state stock transfer stamps, if any, have been paid or
		provision for payment has been made.  Each Acquired Fund's portfolio
		securities represented by a certificate or other written instrument
		shall be presented by the Custodian to those persons at the Custodian
		who have primary responsibility for the safekeeping of the assets of
		the Acquiring Fund, as the Custodian also serves as the custodian for
		the Acquiring Fund.  Such presentation shall be made for examination no
		later than five business days preceding the Closing Date, and such
		certificates and other written instruments shall be transferred and
		delivered by each Acquired Fund as of the Closing Date for the account of
		the Acquiring Fund duly endorsed in proper form for transfer in such
		condition as to constitute good delivery thereof.  The Custodian shall
		deliver to those persons at the Custodian who have primary responsibility
		for the safekeeping of the assets of the Acquiring Fund as of the Closing
		Date by book entry, in accordance with the customary practices of the
		Custodian and of each securities depository, as defined in Rule 17f-4
		under the Investment Company Act of 1940, as amended ("1940 Act"), in
		which each Acquired Fund's Assets are deposited, the Acquired Fund's
		Assets deposited with such depositories.  The cash to be transferred by
		the Acquired Funds shall be delivered by wire transfer of Federal funds
		on the Closing Date.
	3.3. 	The Trust shall direct PFPC, Inc., in its capacity as transfer agent for
		the Trust ("Transfer Agent"), to deliver to the Trust at the Closing a
		certificate of an authorized officer of the Transfer Agent stating that
		its records contain the names and addresses of the Acquired Fund
		Shareholders and the number and percentage ownership of outstanding
		Class A, Class B, Class C, Class K and Class Y shares owned by each such
		shareholder immediately prior to the Closing.  The Secretary of the Trust
		shall confirm that (a) the appropriate number of Acquiring Fund Shares
		have been credited to the Acquired Fund's account on the books of the
		Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated
		by paragraph 1.4 and (b) the appropriate number of Acquiring Fund Shares
		have been credited to the accounts of the Acquired Fund Shareholders on
		the books of the Acquiring Fund pursuant to paragraph 1.4.  At the Closing
		the Trust shall execute such bills of sale, checks, assignments, share
		certificates, if any, receipts or other documents as necessary to effect
		each Reorganization.
	3.4. 	In the event that on the Valuation Date (a) the New York Stock Exchange
		or another primary trading market for portfolio securities of the
		Acquiring Fund or an Acquired Fund (each, an "Exchange") shall be closed
		to trading or trading thereupon shall be restricted, or (b) trading or
		the reporting of trading on such Exchange or elsewhere shall be disrupted
		so that, in the judgment of the Board of Trustees of the Trust, accurate
		appraisal of the value of the net assets of the Acquiring Fund or an
		Acquired Fund is impracticable, the Closing Date shall be postponed until
		the first business day after the day when trading shall have been fully
		resumed and reporting shall have been restored.
4. 	REPRESENTATIONS AND WARRANTIES
	4.1. 	Except as has been fully disclosed to the Acquiring Fund prior to the
		date of this Agreement in a written instrument executed by an officer
		of the Trust, the Trust, on behalf of each Acquired Fund, represents
		and warrants to the Acquiring Fund as follows:
		(a) 	The Acquired Fund is duly organized as series of the Trust, which
			is a statutory trust duly organized, validly existing and in good
			standing under the laws of the State of Delaware, with power under
			the Trust's Declaration of Trust, as amended from time to time
			("Declaration"), to own all of its Assets and to carry on its
			business as it is now being conducted;
            (b) 	The Trust is a registered investment company classified as a
			management company of the open-end type, and its registration
			with the Commission as an investment company under the 1940 Act, and
			the registration of the Class A, Class B, Class C, Class K and Class
			Y Acquired Fund Shares under the Securities Act of 1933, as amended
			("1933 Act"), is in full force and effect;
            (c) 	No consent, approval, authorization, or order of any court or
			governmental authority is required for the consummation by the
			Acquired Fund of the transactions contemplated herein, except such
			as may be required under the 1933 Act, the Securities Exchange Act
			of 1934, as amended ("1934 Act"), the 1940 Act and state securities
			laws;
		(d) 	The current prospectus and statement of additional information of the
			Acquired Fund and each prospectus and statement of additional
			information of the Acquired Fund used at all times prior to the date
			of this Agreement conforms or conformed at the time of its use in all
			material respects to the applicable requirements of the 1933 Act and
			the 1940 Act and the rules and regulations of the Commission
			thereunder; and does not or did not at the time of its use include any
			untrue statement of a material fact or omit to state any material fact
			required to be stated therein or necessary to make the statements
			therein, in light of the circumstances under which they were made, not
			materially misleading;
		(e) 	On the Valuation Date, the Trust, on behalf of the Acquired Fund, will
			have good and marketable title to the Assets of the Acquired Fund and
			full right, power, and authority to sell, assign, transfer and deliver
			such Assets hereunder free of any liens or other encumbrances, and
			upon delivery and payment for such Assets, the Trust, on behalf of the
			Acquiring Fund, will acquire good and marketable title thereto, subject
			to no restrictions on the full transfer thereof, including such
			restrictions as might arise under the 1933 Act;
		(f) 	The Acquired Fund is not engaged currently, and the execution, delivery
			and performance of this Agreement will not result, in (i) a material
			violation of the Trust's Declaration or By-Laws or of any agreement,
			indenture, instrument, contract, lease or other undertaking to which
			the Trust, on behalf of the Acquired Fund, is a party or by which it
			is bound, or (ii) the acceleration of any material obligation, or the
			imposition of any material penalty, under any agreement, indenture,
			instrument, contract, lease, judgment or decree to which the Trust, on
			behalf of the Acquired Fund, is a party or by which it is bound;
		(g) 	All material contracts or other commitments of the Acquired Fund (other
			than this Agreement and certain investment contracts including options,
			futures, and forward contracts) will terminate without liability to
			the Acquired Funds on or prior to the Closing Date;
		(h) 	No litigation or administrative proceeding or investigation of or
			before any court or governmental body is presently pending or, to
			the Trust's knowledge, threatened against the Trust, with respect to
			the Acquired Fund or any of its properties or assets, that, if
			adversely determined, would materially and adversely affect its
			financial condition or the conduct of its business.  The Trust, on
			behalf of the Acquired Fund, knows of no facts which might form the
			basis for the institution of such proceedings and is not a party to
			or subject to the provisions of any order, decree or judgment of any
			court or governmental body which materially and adversely affects its
			business or its ability to consummate the transactions herein
			contemplated;
		(i) 	The Statement of Assets and Liabilities, Statements of Operations and
			Changes in Net Assets, and Schedule of Investments of the Acquired
			Fund at June 30, 2004 have been audited by Ernst & Young LLP,
			independent accountants, and are in accordance with accounting
			principles generally accepted in the United States of America ("GAAP")
			consistently applied, and such statements present fairly, in all
			material respects, the financial condition of the Acquired Fund as of
			such date in accordance with GAAP, and there are no known contingent
			liabilities of the Acquired Fund required to be reflected on a balance
			sheet (including the notes thereto) in accordance with GAAP as of such
			date not disclosed therein;
		(j) 	Since June 30, 2004, there has not been any material adverse change in
			the Acquired Fund's financial condition, assets, liabilities or business,
			other than changes occurring in the ordinary course of business, or any
			incurrence by the Acquired Fund of indebtedness other than in the
			ordinary course in accordance with the Acquired Fund's investment
			restrictions.  For the purposes of this subparagraph (j), a decline in
			net asset value per share of Acquired Fund Shares due to declines in
			market values of securities held by an Acquired Fund, the discharge of
			an Acquired Fund's liabilities, or the redemption of Acquired Fund Shares
			by shareholders of the Acquired Fund shall not constitute a material
			adverse change;
		(k) 	On the Closing Date, all Federal and other tax returns, dividend
			reporting forms, and other tax-related reports of the Acquired Fund
			required by law to have been filed by such date (including any extensions)
			shall have been filed and are or will be correct in all material respects,
			and all Federal and other taxes shown as due or required to be shown as
			due on said returns and reports shall have been paid or provision shall
			have been made for the payment thereof and, to the best knowledge of the
			Trust, no such return is currently under audit and no assessment has been
			asserted with respect to such returns;
		(l) 	For each taxable year of its operation (including the taxable year ending
			on the Closing Date), the Acquired Fund has met (or will meet) the
			requirements of Subchapter M of the Code for qualification as a
			regulated investment company, has been (or will be) eligible to and has
			computed (or will compute) its Federal income tax under Section 852 of
			the Code, and will have distributed all of its investment company taxable
			income (computed without regard to any deduction for dividends paid) and
			net capital gain (as defined in the Code) that has accrued through the
			Closing Date, and before the Closing Date will have declared dividends
			sufficient to distribute all of its investment company taxable income
			(computed without regard to any deduction for dividends paid) and net
			capital gain (after reduction for any available capital loss carryover)
			for the period ending on the Closing Date;
		(m) 	All issued and outstanding Acquired Fund Shares are, and on the Closing
			Date will be, duly and validly issued and outstanding, fully paid and
			non-assessable by the Trust and have been offered and sold in every state,
			territory and the District of Columbia in compliance in all material
			respects with applicable registration requirements of the 1933 Act and
			other securities laws.  All of the issued and outstanding Acquired Fund
			Shares will, at the time of Closing, be held by the persons and in the
			amounts set forth in the records of the Transfer Agent, on behalf of
			the Acquired Fund, as provided in paragraph 3.3.  The Acquired Fund
			does not have outstanding any options, warrants or other rights to
			subscribe for or purchase any of the Acquired Fund Shares, nor is
			there outstanding any security convertible into any of the Acquired
			Fund Shares;
		(n) 	The execution, delivery and performance of this Agreement and the
			transactions contemplated herein have been duly authorized by all
			necessary action, if any, on the part of the Trustees of the Trust,
			on behalf of the Acquired Fund, and this Agreement constitutes a
			valid and binding obligation of the Trust, on behalf of the Acquired
			Fund, enforceable in accordance with its terms, subject, as to
			enforcement, to bankruptcy, insolvency, reorganization, moratorium
			and other laws relating to or affecting creditors' rights and to
			general equity principles; and
		(o) 	The information to be furnished by the Acquired Fund for use in
			registration statements, and other documents filed or to be filed
			with any Federal, state or local regulatory authority (including
			the National Association of Securities Dealers, Inc.), which may be
			necessary in connection with the transactions contemplated hereby,
			shall be accurate and complete in all material respects and shall
			comply in all material respects with Federal securities and other
			laws and regulations thereunder applicable thereto.
	4.2. 	Except as has been fully disclosed to the Acquired Funds prior to the
		date of this Agreement in a written instrument executed by an officer
		of the Trust, the Trust, on behalf of the Acquiring Fund, represents
		and warrants to the Acquired Funds as follows:
            (a) 	The Acquiring Fund is duly organized as a series of the Trust,
			which is a statutory trust duly organized, validly existing, and
			in good standing under the laws of the State of Delaware, with
			power under the Trust's Declaration to own all of its properties
			and assets and to carry on its business as it is now being conducted;
            (b) 	The Trust is a registered investment company classified as a
			management company of the open-end type, and its registration
			with the Commission as an investment company under the 1940 Act
			and the registration of the Class A, Class B, Class C, Class K
			and Class Y Acquiring Fund Shares under the 1933 Act, is in full
			force and effect;
            (c) 	No consent, approval, authorization, or order of any court or
			governmental authority is required for the consummation by the
			Acquiring Fund of the transactions contemplated herein, except
			such as may be required under the 1933 Act, the 1934 Act, the 1940
			Act and state securities laws;
		(d) 	The current prospectus and statement of additional information of
			the Acquiring Fund and each prospectus and statement of additional
			information of the Acquiring Fund used at all times prior to the
			date of this Agreement conforms or conformed at the time of its use
			in all material respects to the applicable requirements of the 1933
			Act and the 1940 Act and the rules and regulations of the Commission
			thereunder and does not or did not at the time of its use include any
			untrue statement of a material fact or omit to state any material fact
			required to be stated therein or necessary to make the statements
			therein, in light of the circumstances under which they were made,
			not materially misleading;
		(e) 	The Acquiring Fund is not engaged currently, and the execution,
			delivery and performance of this Agreement will not result, in (i)
			a material violation of the Trust's Declaration or By-Laws or of
			any agreement, indenture, instrument, contract, lease or other
			undertaking to which the Trust, on behalf of the Acquiring Fund,
			is a party or by which it is bound, or (ii) the acceleration of any
			material obligation, or the imposition of any material penalty,
			under any agreement, indenture, instrument, contract, lease, judgment
			or decree to which the Trust, on behalf of the Acquiring Fund,
			is a party or by which it is bound;
		(f) 	No litigation or administrative proceeding or investigation of or
			before any court or governmental body is presently pending or,
			to its knowledge, threatened against the Trust, with respect to the
			Acquiring Fund or any of the Acquiring Fund's properties or assets,
			that, if adversely determined, would materially and adversely affect
			the Acquiring Fund's financial condition or the conduct of its
			business.  The Trust, on behalf of the Acquiring Fund, knows of no
			facts which might form the basis for the institution of such
			proceedings and is not a party to or subject to the provisions of
			any order, decree or judgment of any court or governmental body
			which materially and adversely affects the Acquiring Fund's
			business or its ability to consummate the transactions herein
			contemplated;
		(g) 	The Statement of Assets and Liabilities, Statements of Operations
			and Changes in Net Assets and Schedule of Investments of the
			Acquiring Fund at June 30, 2004 have been audited by Ernst & Young
			LLP, independent accountants, and are in accordance with GAAP
			consistently applied, and such statements present fairly, in all
			material respects, the financial condition of the Acquiring Fund as
			of such date in accordance with GAAP, and there are no known contingent
			liabilities of the Acquiring Fund required to be reflected on a
			balance sheet (including the notes thereto) in accordance with GAAP
			as of such date not disclosed therein;
		(h) 	Since June 30, 2004, there has not been any material adverse change
			in the Acquiring Fund's financial condition, assets, liabilities or
			business, other than changes occurring in the ordinary course of
			business, or any incurrence by the Acquiring Fund of indebtedness
			other than in the ordinary course in accordance with the Acquiring
			Fund's investment restrictions.  For purposes of this subparagraph
			(i), a decline in net asset value per share of the Acquiring Fund
			Shares due to declines in market values of securities held by the
			Acquiring Fund, the discharge of Acquiring Fund liabilities, or the
			redemption of Acquiring Fund Shares by shareholders of the Acquiring
			Fund, shall not constitute a material adverse change;
		(i) 	On the Closing Date, all Federal and other tax returns, dividend
			reporting forms, and other tax-related reports of the Acquiring Fund
			required by law to have been filed by such date (including any
			extensions) shall have been filed and are or will be correct in all
			material respects, and all Federal and other taxes shown as due or
			required to be shown as due on said returns and reports shall have
			been paid or provision shall have been made for the payment thereof,
			and to the best knowledge of the Trust, no such return is currently
			under audit and no assessment has been asserted with respect to such
		 	returns;
		(j) 	For each taxable year of its operation (including the taxable year
			that includes the Closing Date), the Acquiring Fund has met (or will
			meet) the requirements of Subchapter M of the Code for qualification
			as a regulated investment company, has been eligible to (or will be
			eligible to) and has computed (or will compute) its Federal income
			tax under Section 852 of the Code;
		(k) 	All issued and outstanding Acquiring Fund Shares are, and on the
			Closing Date will be, duly and validly issued and outstanding,
			fully paid and non-assessable by the Trust and have been offered
			and sold in every state, territory and the District of Columbia in
			compliance in all material respects with applicable registration
			requirements of the 1933 Act and other securities laws.  The
			Acquiring Fund does not have outstanding any options, warrants
			or other rights to subscribe for or purchase any Acquiring Fund
			Shares, nor is there outstanding any security convertible into
			any Acquiring Fund Shares;
            (l) 	The execution, delivery and performance of this Agreement, and
			the transactions contemplated herein, have been duly authorized
			by all necessary action, if any, on the part of the Trustees of
			the Trust, on behalf of the Acquiring Fund, and this Agreement
			constitutes a valid and binding obligation of the Trust, on
			behalf of the Acquiring Fund, enforceable in accordance with its
			terms, subject, as to enforcement, to bankruptcy, insolvency,
			reorganization, moratorium and other laws relating to or
			affecting creditors' rights and to general equity principles;
            (m) 	The Class A, Class B, Class C, Class K and Class Y Acquiring
			Fund Shares to be issued and delivered to each Acquired Fund,
			for the account of the Acquired Fund Shareholders, pursuant to
			the terms of this Agreement, will on the Closing Date have been
			duly authorized and, when so issued and delivered, will be duly
			and validly issued Acquiring Fund Shares, and will be fully paid
			and non-assessable by the Acquiring Fund; and
		(n) 	The information to be furnished by the Acquiring Fund for use in
			the registration statements, and other documents that may be
			necessary in connection with the transactions contemplated hereby
			shall be accurate and complete in all material respects and shall
			comply in all material respects with Federal securities and other
			laws and regulations applicable thereto.
5. 	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUNDS
	5.1. 	The Acquiring Fund and the Acquired Funds each will operate its business
		in the ordinary course between the date hereof and the Closing Date,
		it being understood that such ordinary course of business will include
		the declaration and payment of customary dividends and distributions,
		and any other distribution that may be advisable.
	5.2. 	The Acquired Funds each covenant that the Class A, Class B, Class C,
		Class K and Class Y Acquiring Fund Shares to be issued hereunder are
		not being acquired for the purpose of making any distribution thereof,
		other than in accordance with the terms of this Agreement.
      5.3. 	Subject to the provisions of this Agreement, the Acquiring Fund and
		the Acquired Funds each will take, or cause to be taken, all action,
		and do or cause to be done, all things reasonably necessary, proper or
		advisable to consummate and make effective the transactions
		contemplated by this Agreement.
      5.4. 	The Acquiring Fund and the Acquired Funds each shall use its
		reasonable best efforts to fulfill or obtain the fulfillment of
		the conditions precedent to effect the transactions contemplated by
		this Agreement as promptly as practicable.
	5.5. 	The Trust, on behalf of the Acquired Funds, shall execute and deliver
		or cause to be executed and delivered all such assignments and other
		instruments and will take or cause to be taken such further action as
		may be necessary or desirable in order to (1) vest in and confirm (a)
		the title and possession of the Trust, on behalf of the Acquired Funds,
		to and of the Acquiring Fund Shares to be delivered hereunder and (b)
		the title and possession of the Trust, on behalf of the Acquiring Fund,
		to and of all the Assets and (2) to otherwise to carry out the intent
		and purpose of this Agreement.
      5.6. 	The Acquiring Fund will use all reasonable efforts to obtain the
		approvals and authorizations required by the 1933 Act, the 1940 Act
		and such of the state blue sky or securities laws as may be necessary
		in order to continue its operations after the Closing Date.
6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS
	The obligations of the Trust, on behalf of each Acquired Fund, to consummate
	the transactions provided for herein shall be subject, at the Trust's
	election, to the performance by the Trust, on behalf of the Acquiring Fund,
	of all the obligations to be performed by it hereunder on or before the
	Closing Date, and, in addition thereto, the following further conditions:
      6.1. 	All representations and warranties of the Trust, on behalf of the
		Acquiring Fund, contained in this Agreement shall be true and correct
		in all material respects as of the date hereof and, except as they may
		be affected by the transactions contemplated by this Agreement, as of
		the Closing Date, with the same force and effect as if made on and as
		of the Closing Date;
      6.2. 	The Trust, on behalf of the Acquiring Fund, shall have delivered to
		the Acquired Funds a certificate executed by the Trust's President
		or Vice President and its Treasurer or Assistant Treasurer and dated
		as of the Closing Date to the effect that the representations and
		warranties of the Trust, on behalf of the Acquiring Fund, made in this
		Agreement are true and correct at and as of the Closing Date, except
		as they may be affected by the transactions contemplated by this
		Agreement;
	6.3. 	The Trust, on behalf of the Acquiring Fund, shall have performed all
		of the covenants and complied with all of the provisions required by
		this Agreement to be performed or complied with by the Trust, on
		behalf of the Acquiring Fund, on or before the Closing Date; and
	6.4. 	The number of full and fractional Class A, Class B, Class C, Class K
		and Class Y Acquiring Fund Shares to be issued in connection with the
		Reorganization shall have been calculated in accordance with
		paragraph 1.1.
7. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
	The obligations of the Trust, on behalf of the Acquiring Fund, to complete
	the transactions provided for herein shall be subject, at the Trust's
	election, to the performance by the Trust, on behalf of the Acquired Funds,
	of all of the obligations to be performed by it hereunder on or before the
	Closing Date and, in addition thereto, the following conditions:
      7.1. 	All representations and warranties of the Trust, on behalf of the
		Acquired Funds, contained in this Agreement shall be true and correct
		in all material respects as of the date hereof and, except as they may
		be affected by the transactions contemplated by this Agreement, as of
		the Closing Date, with the same force and effect as if made on and as
		of the Closing Date;
      7.2. 	The Trust shall have delivered to the Acquiring Fund a statement of
		each Acquired Fund's Assets and Liabilities, as of the Closing Date,
		certified by the Treasurer of the Trust;
      7.3. 	The Trust, on behalf of the Acquired Funds, shall have delivered to
		the Acquiring Fund a certificate executed in the name of each Acquired
		Fund by its President or Vice President and its Treasurer or Assistant
		Treasurer and dated as of the Closing Date to the effect that the
		representations and warranties of the Trust, on behalf of the Acquired
		Funds, made in this Agreement are true and correct at and as of the
		Closing Date, except as they may be affected by the transactions
		contemplated by this Agreement;
	7.4. 	The Trust, on behalf of the Acquired Funds, shall have performed all
		of the covenants and complied with all of the provisions required by
		this Agreement to be performed or complied with by the Trust, on
		behalf of the Acquired Funds, on or before the Closing Date;
	7.5. 	The number of full and fractional Class A, Class B, Class C, Class K
		and Class Y Acquiring Fund Shares to be issued in connection with the
		Reorganization shall have been calculated in accordance with
		paragraph 1.1; and
      7.6. 	The Acquired Funds shall have declared and paid a distribution or
		distributions prior to the Closing that, together with all previous
		distributions, shall have the effect of distributing to its shareholders
		(i) all of its investment company taxable income and all of its net
		realized capital gains, if any, for the period from the close of its
		last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and
		(ii) any undistributed investment company taxable income and net realized
		capital gains from any period to the extent not otherwise already
		distributed.
8. 	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE
	ACQUIRED FUNDS
	If any of the conditions set forth below have not been satisfied on or before
	the Closing Date with respect to the Trust, on behalf of the Acquired Funds
	or the Trust, on behalf of the Acquiring Fund, the Trust, may at its option,
	refuse to consummate the transactions contemplated by this Agreement:
	8.1. 	On the Closing Date no action, suit or other proceeding shall be pending
		or, to the Trust's knowledge, threatened before any court or governmental
		agency in which it is sought to restrain or prohibit, or obtain damages
		or other relief in connection with, this Agreement or the transactions
		contemplated herein;
	8.2. 	All consents of other parties and all other consents, orders and permits
		of Federal, state and local regulatory authorities deemed necessary by
		the Trust to permit consummation, in all material respects, of the
		transactions contemplated hereby shall have been obtained, except
		where failure to obtain any such consent, order or permit would not
		involve a risk of a material adverse effect on the assets or properties
		of the Acquiring Fund or the Acquired Funds; and
	8.3. 	The Trust shall have received the opinion of counsel to the Trust
		addressed to the Trust substantially to the effect that, based upon
		certain facts, assumptions, and representations, the transaction
		contemplated by this Agreement shall constitute a tax-free
		reorganization for Federal income tax purposes.  The delivery of such
		opinion is conditioned upon receipt by counsel to the Trust of
		representations it shall request of the Trust.  Notwithstanding
		anything herein to the contrary, the Trust may not consummate the
		transactions contemplated by this Agreement if this condition is not
		satisfied.
9. 	INDEMNIFICATION
	9.1. 	The Trust, out of the Acquiring Fund's assets and property (including
		any amounts paid to the Acquiring Fund pursuant to any applicable
		liability insurance policies or indemnification agreements), agrees to
		indemnify and hold harmless the Acquired Funds from and against any and
		all losses, claims, damages, liabilities or expenses (including, without
		limitation, the payment of reasonable legal fees and reasonable costs of
		investigation) to which the Acquired Funds may become subject, insofar as
		such loss, claim, damage, liability or expense (or actions with respect
		thereto) arises out of or is based on any breach by the Acquiring Fund of
		any of its representations, warranties, covenants or agreements set forth
		in this Agreement, provided that such indemnification by the Acquiring Fund
		is not in violation of any applicable law.
	9.2. 	The Trust, out of an Acquired Fund's assets and property (including any
		amounts paid to the Acquired Fund pursuant to any applicable liability
		insurance policies or indemnification agreements), agrees to indemnify
		and hold harmless the Acquiring Fund from and against any and all losses,
		claims, damages, liabilities or expenses (including, without limitation,
		the payment of reasonable legal fees and reasonable costs of investigation)
		to which the Acquiring Fund may become subject, insofar as such loss, claim,
		damage, liability or expense (or actions with respect thereto) arises out of
		or is based on any breach by the Acquired Fund of any of its representations,
		warranties, covenants or agreements set forth in this Agreement, provided
		that such indemnification by the Acquired Fund is not in violation of any
		applicable law.
10. 	BROKERAGE FEES AND EXPENSES
      10.1. The Trust, on behalf of the Acquiring Fund and on behalf of the
		Acquired Funds, represents and warrants that there are no brokers or
		finders entitled to receive any payments in connection with the
		transactions provided for herein.
	10.2. The expenses relating to the proposed Reorganization will be borne solely
		by Munder Capital Management and its affiliates.  No such expenses shall be
		borne by the Acquired Funds or the Acquiring Fund, except for brokerage fees
		and expenses incurred in connection with the Reorganization.  The costs of
		the Reorganization shall include, but not be limited to, costs associated
		with obtaining any necessary order of exemption from the 1940 Act, if any,
		legal fees, accounting fees, and securities registration fees.
		Notwithstanding any of the foregoing, expenses will in any event be paid by
		the party directly incurring such expenses if and to the extent that the
		payment by another person of such expenses would result in the
		disqualification of such party as a "regulated investment company" within
		the meaning of Section 851 of the Code.
11. 	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      11.1. The Trust has not made any representation, warranty or covenant, on
		behalf of either the Acquired Funds or the Acquiring Fund, not set
		forth herein, and this Agreement constitutes the entire agreement between
		the Acquiring Fund and each Acquired Fund with respect to the
		Reorganization.
	11.2. The representations, warranties and covenants contained in this Agreement
		or in any document delivered pursuant hereto or in connection herewith
		shall survive the consummation of the transactions contemplated hereunder.
		The covenants to be performed after the Closing and the obligations of each
		of the Acquired Funds and Acquiring Fund in Sections 9.1 and 9.2 shall
		survive the Closing.
12. 	TERMINATION
      This Agreement may be terminated and the transactions contemplated hereby
	may be abandoned by resolution of the Trust's Board of Trustees, at any time
	prior to the Closing Date, if circumstances should develop that, in its
	opinion, make proceeding with the Agreement inadvisable.
13. 	AMENDMENTS
	This Agreement may be amended, modified or supplemented in such manner as may
	be deemed necessary or advisable by the authorized officers of the Trust.
14. 	HEADINGS; GOVERNING LAW; SEVERABILITY ASSIGNMENT; LIMITATION OF LIABILITY
	14.1. The Article and paragraph headings contained in this Agreement are for
		reference purposes only and shall not affect in any way the meaning or
		interpretation of this Agreement.
	14.2. This Agreement shall be governed by and construed in accordance with the
		laws of the State of Delaware without regard to its principles of
		conflicts of laws.
      14.3. The warranties, representations, and agreements contained in this
		Agreement made by the Trust, on behalf of each of the Acquired Funds,
		are made on a several (and not joint, or joint and several) basis.
		The benefits and obligations attendant to the Reorganization are
		severable with respect to each Acquired Fund.  Shareholders of an
		Acquired Fund have no rights under this Agreement with respect to the
		reorganization and liquidation of any other Acquired Fund in which they
		do not hold shares.
	14.4. This Agreement shall bind and inure to the benefit of the parties hereto
		and their respective successors and assigns, but no assignment or transfer
		hereof or of any rights or obligations hereunder shall be made by any party
		without the written consent of the other party. Nothing herein expressed or
		implied is intended or shall be construed to confer upon or give any person,
		firm or corporation, other than the parties hereto and their respective
		successors and assigns, any rights or remedies under or by reason of
		this Agreement.


[SIGNATURES ON FOLLOWING PAGE]

	IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

								MUNDER SERIES TRUST, on behalf of its
								MUNDER EMERGING MARKETS FUND
								series

								By:

								Title:

								MUNDER SERIES TRUST, on behalf of its
								MUNDER INTERNATIONAL GROWTH FUND
								series

								By:

								Title:

								MUNDER SERIES TRUST,, on behalf of its
								MUNDER INTERNATIONAL EQUITY FUND
								series

								By:

								Title:

							With respect to Section 10.2 of this Agreement,
								Accepted and Acknowledged by:
								MUNDER CAPITAL MANAGEMENT

								By:

								Title:

272556.4.DC_03





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